Exhibit 3.58

Articles of Organization

of

SBARRO VENTURE LLC

Under Section 203 of the Limited Liability Company Law

FIRST: The name of the limited liability company is: Sbarro Venture LLC.

SECOND: The county within this state in which the office of the limited liability company is to be located is: Suffolk

THIRD: The secretary of state is designated as agent of the limited liability company upon whom process against it may be served. The post office address within or without this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon him or her is: c/o SBARRO, INC., 763 Larkfield Rd., Commack, NY 11725, Attn.: Legal Department.

FOURTH: The name and street address within this state of the registered agent of the limited liability company upon whom and at which process against the limited liability company can be served is: SBARRO, INC., 763 Larkfield Rd., Commack, NY 11725, Attn.: Legal Department.

FIFTH: The limited liability company is to be managed by (check appropriate box):

☒	1 or more members

☐	A class or classes of members

☐	1 or more managers

☐	A class or classes of managers

IN WITNESS WHEREOF, this certificate has been subscribed this 13th day of March, 1995, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Fredric J. Gruder	Fredric J. Gruder, Organizer
(Signature)	(Name and capacity of signer)

CERTIFICATE OF AMENDMENT

OF THE

ARTICLES OF ORGANISATION

OF

SBARRO VENTURE LLC

Under Section 221

of the

Limited Liability Company Law

FIRST:	The name of the limited liability company is Sbarro Venture LLC.

SECOND:	The date of filing of the Articles of Organization is March 14, 1995.

FOURTH:	Paragraph 1 of the Articles of Organization dealing with the name of the limited liability company is hereby amended to read as follows:

1.      The name of the limited liability company is UMBERTO DEER PARK, LLC. Paragraph 3 of the Articles of the Organization dealing with the post office address within or without this state to which the Secretary of State shall mail a copy of any process against the limited liability company served upon him or her is hereby amended to read as follows:

3.      The Secretary of State of the State of New York is hereby designated the agent of the limited liability company upon whom process served against the limited liability company may be served. The post office address to which the Secretary of State shall mail a copy of any process against the limited liability company served upon him as agent is : c/o Sbarro New Hyde Park, Inc., 763 Larkfield Road, Commack, NY 11725, Attn: Legal Department.

Paragraph 4 of the Articles of Organization dealing with the registered agent within the state of New York is amended to read as follows:

4.      The name and street address within the state or the registered agent of the limited liability company upon whom and at which process against the limited liability company can be served is: SBARRO NEW HYDE PARK, INC., 763 Larkfield Road, Commack, NY 11725, Attn: Legal Department.

IN WITNESS WHEREOF, this certificate has been subscribed this 3rd day of April, 1997, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

By:	/s/ Carmela N. Merendino
Carmela N. Merendino, Authorized Person

1